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                                                                     EXHIBIT 5.1


                              HUGHES & LUCE, L.L.P.
                          1717 Main Street, Suite 2800
                               Dallas, Texas 75201

                                December 23, 1998

Suiza Foods Corporation
2515 McKinney Avenue, Suite 1200
Dallas, Texas  75201

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Suiza Foods Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 32,574 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issued pursuant to that certain Warrant issued by the Company to Wesperada, Limited. The Shares are being registered pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission on or about December 23, 1998 (the "Registration Statement").

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Common Stock under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ HUGHES & LUCE, L.L.P.